Exhibit 99.1

April 23, 2018

Media contact:	Investor/analyst contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports First Quarter 2018 Results
Financial Highlights:

•
Reported net income for the first quarter under Generally Accepted Accounting Principles (GAAP) of $4 million, or $0.03 per diluted share, compared to net income of $93 million, or $0.75 per diluted share in the first quarter of 2017. As the Company has recently implemented new accounting standards, including the standards relating to revenue recognition and retirement benefits, 2017 financial information has been adjusted.

•
Reported first quarter 2018 adjusted diluted earnings per share of $0.14 compared to $0.99 reported in the first quarter of 2017. First quarter adjusted net income excluding special items such as merger-related costs, an employee bonus awarded in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments was $18 million compared to $124 million in the first quarter of 2017. This quarter's adjusted results compare to the First Call analyst consensus estimate of $0.12 per share.

•	Paid a $0.32 per-share quarterly cash dividend in the first quarter, a 7% increase over the dividend paid in the first quarter of 2017.

•	Repurchased a total of 185,661 shares of common stock for approximately $12 million in the first three months of 2018.

•
Generated approximately $310 million of operating cash flow and used approximately $235 million for capital expenditures, resulting in approximately $75 million of free cash flow for the first three months of 2018.

•	Held $1.5 billion in unrestricted cash and marketable securities as of March 31, 2018.
Operational Highlights:

•
Obtained a single operating certificate (SOC) from the Federal Aviation Administration (FAA) for Alaska Airlines and Virgin America, our most significant integration milestone to date. The SOC recognizes Alaska and Virgin America as one airline.

•
Reached an agreement in early April 2018 with mainline flight attendants that includes a merger transition plan and a two-year extension from December 2019 to December 2021. The agreement provides pay increases and paves the way to fully align nearly 5,700 mainline flight attendants under a single agreement.

•	Expanded our codeshare partnerships with Japan Airlines, Fiji Airways, Cathay Pacific, and Finnair.

•	Began installation of next-generation Gogo inflight satellite based Wi-Fi in the first quarter of 2018, which will provide guests a faster internet connection across the Boeing and Airbus fleets.

•
Added one Boeing 737-900ER aircraft and two Airbus A321neo aircraft to the mainline operating fleet in the first quarter of 2018. Added one Embraer 175 (E175) regional jet to Horizon Air's fleet in the first quarter of 2018 and added two E175 aircraft operated by SkyWest.

Recognition and Awards:

•
Ranked No. 1 in the "Airline Quality Rating" of performance and quality for the second year in a row — a study performed by Embry-Riddle Aeronautical University focused on four major areas of airline performance.

•	Ranked as one of only two U.S. airlines in the Top 20 safest airlines in the world for 2018 by AirlineRatings.com.

•	Ranked the best U.S. airline by Time Inc.’s Money Magazine.

•	Ranked the best airline in America for the second year in a row by The Points Guy.

•	Ranked the No. 2 U.S airline by the Wall Street Journal's "2017 Airline Scorecard."

•	Ranked the second best U.S. airline by Consumer Reports.

•	Awarded 2018 PRWeek Best Promotional Event award for Alaska's Great American Eclipse Flight.
SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported first quarter 2018 GAAP net income of $4 million, or $0.03 per diluted share, compared to $93 million, or $0.75 per diluted share in the first quarter of 2017. Excluding the impact of certain noted items, the company reported adjusted net income of $18 million, or $0.14 per diluted share, compared to $124 million, or $0.99 per diluted share, in 2017.
"Alaska is on an incredible journey. I want to thank our employees for continuing to run a highly reliable operation and for providing genuine and caring service to our guests in the midst of a complex merger," said Brad Tilden, Alaska’s CEO. "We’re excited to get the biggest integration milestones behind us in the next couple of months and then turn our full focus to running a great airline and realizing the full benefit of our new and expanded platform."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three months ended March 31, 2018 and 2017 to adjusted amounts.

	Three Months Ended March 31,
	2018		2017 (a)
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$4	$0.03	$93	$0.75
Mark-to-market fuel hedge adjustments	(13)	(0.11)	10	0.08
Special items—employee tax reform bonus	25	0.20	—	—
Special items—merger-related costs	6	0.05	39	0.30
Income tax effect	(4)	(0.03)	(18)	(0.14)
Non-GAAP adjusted net income and diluted EPS	$18	$0.14	$124	$0.99

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be simulcast online at 8:30 a.m. Pacific time on April 23, 2018. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as "Alaska," "Horizon," and "Virgin America" respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, together with Virgin America and its regional partners, flies 44 million guests a year to more than 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Learn more about Alaska’s award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2018	2017(a)	Change
Operating Revenues:
Passenger revenue	1,685	1,602	5%
Mileage plan other revenue	107	100	7%
Cargo and other	40	38	5%
Total Operating Revenues	1,832	1,740	5%
Operating Expenses:
Wages and benefits	536	450	19%
Variable incentive pay	39	31	26%
Aircraft fuel, including hedging gains and losses	409	339	21%
Aircraft maintenance	107	87	23%
Aircraft rent	74	65	14%
Landing fees and other rentals	126	115	10%
Contracted services	81	81	—%
Selling expenses	78	83	(6)%
Depreciation and amortization	94	90	4%
Food and beverage service	50	45	11%
Third-party regional carrier expense	37	27	37%
Other	141	131	8%
Special items—merger-related costs	6	39	(85)%
Special items—other	25	—	NM
Total Operating Expenses	1,803	1,583	14%
Operating Income	29	157	(82)%
Nonoperating Income (Expense):
Interest income	8	7
Interest expense	(24)	(25)
Interest capitalized	5	4
Other—net	(12)	(1)
Total Nonoperating Income (Expense)	(23)	(15)
Income (Loss) Before Income Tax	6	142
Income tax expense	2	49
Net Income (Loss)	$4	$93

Basic Earnings (Loss) Per Share:	$0.03	$0.75
Diluted Earnings (Loss) Per Share:	$0.03	$0.75

Shares Used for Computation:
Basic	123.155	123.495
Diluted	123.630	124.299

Cash dividend declared per share:	$0.320	$0.300

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2018	December 31, 2017(a)
Cash and marketable securities	$1,528	$1,621

Total current assets	2,114	2,152
Property and equipment—net	6,403	6,284
Goodwill	1,943	1,943
Intangible assets	132	133
Other assets	256	234
Total assets	10,848	10,746

Air traffic liability	1,122	806
Current portion of long-term debt	387	307
Other current liabilities	1,483	1,573
Current liabilities	2,992	2,686
Long-term debt	2,062	2,262
Other liabilities and credits	2,355	2,338
Shareholders' equity	3,439	3,460
Total liabilities and shareholders' equity	$10,848	$10,746

Debt-to-capitalization ratio, adjusted for operating leases(b)	53%	53%

Number of common shares outstanding	123.350	123.061

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

(b)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2018	2017	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,489	10,008	4.8%
RPMs (000,000) "traffic"	12,403	11,707	5.9%
ASMs (000,000) "capacity"	15,480	14,394	7.5%
Load factor	80.1%	81.3%	(1.2) pts
Yield(d)	13.59¢	13.69¢	(0.7)%
RASM(d)	11.84¢	12.09¢	(2.1)%
CASMex(b)(d)	8.81¢	8.38¢	5.1%
Economic fuel cost per gallon(b)	$2.14	$1.78	20.2%
Fuel gallons (000,000)	197	184	7.1%
ASM's per gallon	78.6	78.2	0.5%
Average number of full-time equivalent employees (FTE)	21,266	18,682	13.8%
Mainline Operating Statistics:
Revenue passengers (000)	8,211	7,774	5.6%
RPMs (000,000) "traffic"	11,360	10,827	4.9%
ASMs (000,000) "capacity"	14,098	13,260	6.3%
Load factor	80.6%	81.7%	(1.1) pts
Yield(d)	12.70¢	12.70¢	—%
RASM(d)	11.20¢	11.39¢	(1.7)%
CASMex(b)(d)	8.02¢	7.54¢	6.4%
Economic fuel cost per gallon(b)	$2.13	$1.78	19.7%
Fuel gallons (000,000)	172	164	4.9%
ASM's per gallon	82.0	80.8	1.5%
Average number of FTE's	16,013	15,007	6.7%
Aircraft utilization	11.2	10.8	3.7%
Average aircraft stage length	1,285	1,245	3.2%
Operating fleet	224	217	7 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,278	2,234	2.0%
RPMs (000,000) "traffic"	1,043	880	18.5%
ASMs (000,000) "capacity"	1,382	1,134	21.9%
Load factor	75.5%	77.6%	(2.1) pts
Yield(d)	23.70¢	25.36¢	(6.5)%
RASM(d)	18.26¢	20.14¢	(9.3)%
Operating fleet	83	73	10 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers.

(d)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	1,442	243	—	—	1,685	—	1,685
CPA revenues	—	—	110	(110)	—	—	—
Mileage plan other revenue	98	9	—	—	107	—	107
Cargo and other	39	—	1	—	40	—	40
Total operating revenues	1,579	252	111	(110)	1,832	—	1,832
Operating expenses
Operating expenses, excluding fuel	1,131	239	104	(111)	1,363	31	1,394
Economic fuel	367	55	—	—	422	(13)	409
Total operating expenses	1,498	294	104	(111)	1,785	18	1,803
Nonoperating income (expense)
Interest income	11	—	—	(3)	8	—	8
Interest expense	(22)	—	(5)	3	(24)	—	(24)
Interest capitalized	4	—	1	—	5	—	5
Other	(5)	(7)	—	—	(12)	—	(12)
Total Nonoperating income (expense)	(12)	(7)	(4)	—	(23)	—	(23)
Income (loss) before income tax	$69	$(49)	$3	$1	$24	$(18)	$6

	Three Months Ended March 31, 2017(c)
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	1,375	227	—	—	1,602	—	1,602
CPA revenues	—	—	97	(97)	—	—	—
Mileage plan other revenue	93	7	—	—	100	—	100
Cargo and other	36	1	1	—	38	—	38
Total operating revenues	1,504	235	98	(97)	1,740	—	1,740
Operating expenses
Operating expenses, excluding fuel	1,000	200	103	(98)	1,205	39	1,244
Economic fuel	292	37	—	—	329	10	339
Total operating expenses	1,292	237	103	(98)	1,534	49	1,583
Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(23)	—	(2)	—	(25)	—	(25)
Interest capitalized	4	—	—	—	4	—	4
Other	(1)	—	—	—	(1)	—	(1)
Total Nonoperating income (expense)	(13)	—	(2)	—	(15)	—	(15)
Income (loss) before income tax	$199	$(2)	$(7)	$1	$191	$(49)	$142

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs, an employee bonus awarded in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments.

(c)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
	2018		2017(b)
Consolidated:
CASM	11.65	¢	11.00	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.64		2.36
Special items—merger-related costs and other(a)	0.20		0.26
CASM excluding fuel and special items	8.81	¢	8.38	¢

Mainline:
CASM	10.72	¢	10.11	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.51		2.28
Special items—merger-related costs and other(a)	0.19		0.29
CASM excluding fuel and special items	8.02	¢	7.54	¢

(a)	Special items includes merger-related costs and an employee bonus awarded in connection with the Tax Cuts and Jobs Act.

(b)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

Fuel Reconciliation
	Three Months Ended March 31,
	2018		2017
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$423	$2.15	$325	$1.76
(Gains) Losses on settled hedges	(1)	(0.01)	4	0.02
Consolidated economic fuel expense	422	2.14	329	1.78
Mark-to-market fuel hedge adjustment	(13)	(0.07)	10	0.06
GAAP fuel expense	$409	$2.07	$339	$1.84
Fuel gallons	197		184

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus 320 family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile